                                  Exhibit 7.1
                     YORK FINANCIAL CORP. AND SUBSIDIARIES
                            Selected Financial Data

Selected Financial Condition Data (in thousands, unaudited)
                                                                 September 30          June 30
                                                                     2000                2000
                                                                 ------------        ------------
Total assets                                                     $ 1,702,730         $ 1,673,645
Loans held for sale, net                                               5,755               4,415
Marketable securities and cash                                       423,925             427,810
Loans receivable, net                                              1,200,073           1,171,211
Other assets                                                          72,977              70,209

Total deposits                                                   $ 1,162,392         $ 1,170,728
Other borrowings                                                     408,579             370,390
Other liabilities                                                     18,513              22,649
Total liabilities                                                  1,589,484           1,563,767
Total stockholders' equity                                           113,246             109,878

Selected Operating Data (in thousands, unaudited)
                                                                 Three months ended September 30
                                                                     2000                1999
                                                                 ------------        ------------
Interest income                                                  $    29,680         $    24,024
Interest expense                                                      21,352              14,737
Net interest income                                                    8,328               9,287
Provision for loan losses                                                260                 600
Net interest income after provision for loan losses                    8,068               8,687
Total noninterest income                                               2,099               1,354
Total noninterest expense                                              7,419               7,408
Income before income taxes                                             2,748               2,633
Provision for income taxes                                               720                 304

Net income                                                       $     2,028         $     2,329

Per share data (unaudited):
Basic earnings per share                                         $      0.20         $      0.23
Diluted earnings per share                                       $      0.20         $      0.23
Cash dividends paid per share                                    $      0.13         $      0.12
Weighted average shares                                           10,030,533           9,975,447
Weighted average shares - assuming dilution                       10,294,489          10,238,646

Earnings Per Share

     The Corporation computed earnings per share in accordance with Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings per Share". The following table sets forth the computation of basic and diluted earnings per share:

                                               Three Months Ended September 30,
                                                   2000                 1999
                                               -----------          -----------
     Net Income (in thousands)                 $     2,028          $     2,329
                                               ===========          ===========

     Weighted-average shares outstanding        10,030,533            9,975,447
     Effect of dilutive securities:
      Employee Stock Options                       263,956              263,199
                                               -----------          -----------
     Weighted-average shares plus assumed
       conversion of dilutive securities        10,294,489           10,238,646
                                               ===========          ===========

     Basic earnings per share                  $      0.20          $      0.23
                                               ===========          ===========

     Diluted earnings per share                $      0.20          $      0.23
                                               ===========          ===========

Other Borrowings

Other borrowings consist of the following:

                                                           Three Months         Fiscal Year
                                                              Ended                Ended
                                                           September 30           June 30
                                                               2000                 2000
                                                           ---------------------------------
                                                                    (In Thousands)
FHLB loans payable to FHLB Pittsburgh, secured by all
   FHLB stock and certain first mortgage loans:              $ 384,019            $346,333
Other borrowings                                                15,556              15,557
Repurchase agreements:                                           9,004               8,500
                                                           ---------------------------------
   Total Borrowings                                          $ 408,579            $370,390
                                                           =================================

Asset Quality

     An analysis of the allowance for loan losses, for the periods indicated is as follows:

                                                                          Three Months Ended          Fiscal Year Ended
                                                                          September 30, 2000            June 30, 2000
                                                                          ------------------          ------------------
                                                                                      (Dollars in thousands)
Total allowance for loan losses at beginning of period                    $           11,254          $           10,803
Loans charged-off:
   Residential mortgage                                                                  222                       1,036
   Consumer                                                                               51                         394
                                                                          ------------------          ------------------
       Total charged-offs                                                                273                       1,430
                                                                          ------------------          ------------------

Recoveries:
   Residential mortgage                                                                    1                         189
   Commercial                                                                              2                          24
   Consumer                                                                               16                           8
                                                                          ------------------          ------------------
       Total recoveries                                                                   19                         221
                                                                          ------------------          ------------------
       Net loans charged-off                                                             254                       1,209
Provision for loan losses                                                                260                       1,660
                                                                          ------------------          ------------------
Total allowance for loan losses at end of period                          $           11,260          $           11,254
                                                                          ==================          ==================
Percentage of net charge-offs to average loans outstanding
       during the period                                                                0.02%                       0.11%
                                                                          ==================          ==================
Percentage of allowance for loan losses to adjusted total loans                         0.93%                       0.95%
                                                                          ==================          ==================

An analysis of nonperforming assets is summarized as follows:

                                                                    At September 30,           At June 30,
                                                                         2000                     2000
                                                                    ----------------        ----------------
                                                                             (Dollars in thousands)
Loans accounted for on a nonaccrual basis:
      Residential mortgage                                          $            259        $            263
      Commercial                                                                 258                       -
                                                                    ----------------        ----------------
           Total nonaccrual loans                                                517                     263
                                                                    ----------------        ----------------
Accruing loans which are contractually past due 90
 days or more:
      Residential mortgage                                                     6,357                   6,428
      Consumer                                                                   938                     723
                                                                    ----------------        ----------------
        Total of 90 days past due loans                                        7,295                   7,151
                                                                    ----------------        ----------------
Total of nonaccrual and 90 days past due loans                      $          7,812        $          7,414
                                                                    ================        ================
  As a percent of total loans                                                   0.65%                   0.63%
                                                                    ================        ================

Real estate owned:
      Residential mortgage                                          $          1,775        $          2,300
      Land                                                                       905                   1,113
  Allowance for real estate losses                                               (16)                    (55)
                                                                    ----------------        ----------------
Total real estate owned                                             $          2,664        $          3,358
                                                                    ================        ================
  As a percent of total assets                                                  0.16%                   0.20%
                                                                    ================        ================
Total nonperforming assets                                          $         10,476        $         10,772
                                                                    ================        ================
  As a percent of total assets                                                  0.62%                   0.64%
                                                                    ================        ================

Capital

     OTS regulated thrifts must comply with various capital standards. A reconciliation of York Federal's regulatory capital to capital using generally accepted accounting principles (GAAP) as of September 30, 2000 follows:

                                                          Tangible          Core          Risk-based
                                                           capital         capital          capital
                                                        ------------    -------------    -------------
GAAP capital at York Financial                          $    113,246    $     113,246    $     113,246
Capital attributed to affiliates                               4,824            4,824            4,824
                                                        ------------    -------------    -------------
GAAP capital at York Federal                                 118,070          118,070          118,070

Capital adjustments:
     Unrealized losses on securities
       available for sale, net of taxes                        4,977            4,977            4,977
     Allowance for loan losses                                     -                -           11,260
     Purchased mortgage servicing rights                        (187)            (187)            (187)
     Investment in real estate                                     -                -             (639)
                                                        ------------    -------------    -------------
Regulatory capital                                      $    122,860    $     122,860    $     133,481
                                                        ============    =============    =============

Capital Ratios at York Federal                                   7.2%             7.2%            13.1%
Required Regulatory Capital                                      1.5%             4.0%             8.0%
Required Capital to be deemed "well capitalized"               N/A                5.0%            10.0%

Net Interest Income

     The components of net interest income for the three month periods ended September 30, 2000 and September 30, 1999 is presented in the following table:

                                                                    Three Months Ended September 30
                                     Yield/                    2000                                   1999
                                    Rate at   -------------------------------------   -----------------------------------
                                   Sept. 30,     Average                    Yield/      Average                   Yield/
                                     2,000       Balance        Interest     Rate       Balance      Interest      Rate
                                    --------  --------------   ----------  --------   ------------  ----------   --------
                                                                      (Dollars in thousands)
Interest-earning assets:
  Loans (1) (2) (3)                     7.75% $    1,190,353   $  22,933      7.71%   $    981,012    $  18,402      7.50%
  Securities held for trading              -               -           -         -           3,726           64      6.87
  Securities available for sale         6.52         347,337       5,773      6.65         323,114        4,909      6.08
  Securities held to maturity           7.31          53,702         838      6.18          33,359          561      6.68
  Other interest-earning assets         6.55           8,143         136      6.54           6,877           88      5.01
                                    --------  --------------   ---------  --------    ------------    ---------  --------
Total interest-earning assets           7.47       1,599,535      29,680      7.42       1,348,088       24,024      7.13
Noninterest-earning assets                            83,824                                84,520
                                              --------------                          ------------
        Total                                 $    1,683,359                          $  1,432,608
                                              ==============                          ============
Interest-bearing liabilities:
   Deposits
      NOW accounts                      1.34  $      113,416         536      1.87    $    110,235          452      1.63
      Savings accounts                  2.50          41,925         263      2.50          52,900          333      2.50
      Money market accounts             5.37         324,852       4,335      5.29         323,700        3,413      4.18
      Certificate accounts              6.04         661,961       9,952      5.96         596,764        8,103      5.39
   Borrowings                           6.65         375,796       6,266      6.62         184,225        2,436      5.25
                                    --------  --------------   ---------  --------    ------------    ---------  --------
Total interest-bearing liabilities      5.64       1,517,950      21,352      5.58       1,267,824       14,737      4.61
                                    --------                   ---------  --------                    ---------  --------
Noninterest-bearing deposits                          28,357                                28,547
Noninterest-bearing liabilities                       26,259                                27,032
                                              --------------                          ------------
                                                   1,572,566                             1,323,403
Stockholders' equity                                 110,793                               109,205
                                              --------------                          ------------
      Total                                   $    1,683,359                          $  1,432,608
                                              ==============                          ============
Ratio of interest-earning assets
   to interest-bearing liabilities                      1.05x                                 1.06x
                                              ==============                          ============
Net interest income/interest rate
 spread                                 1.83%                  $   8,328      1.84%                   $   9,287      2.51%
                                    ========                   =========  ========                    =========   =======
Net interest-earning
   assets/margin on
   interest-earning assets                    $       81,585                  2.12%   $     80,264                   2.79%
                                              ==============              ========    ============               ========

(1) Average balances include loans on nonaccrual status.
(2) Average balances include loans held for sale.
(3) Interest includes amortization of loan fees.

     The volume/rate analysis shown in the following table presents a comparative analysis of reported interest income and expense in relation to changes in specific asset and liability account balances (volume) and corresponding interest rates (rate) for the three month periods ended September 30, 2000 and September 30, 1999.

                                                           Three Months Ended September 30

                                                                2000 compared to 1999
                                                             Increase (Decrease) Due to:
                                                 --------------------------------------------------
                                                  Volume              Rate                Net
                                                 -----------   ----------------      --------------
                                                                 (In thousands)
Interest income:
    Loans                                             $4,021             $   510             $4,531
    Securities held for trading                          (64)                  -                (64)
    Securities available for sale                        388                 476                864
    Securities held to maturity                          255                  22                277
    Other interest-earning assets                         18                  30                 48
                                                 -----------   -----------------     --------------
        Total                                          4,618               1,038              5,656

Interest expense:
    Deposits
      NOW accounts                                        14                  70                 84
      Savings accounts                                   (69)                 (1)               (70)
      Money market accounts                               12                 910                922
      Certificate accounts                               933                 916              1,849
    Borrowings                                         3,062                 768              3,830
                                                 -----------   -----------------     --------------
        Total                                          3,952               2,663              6,615
                                                 -----------   -----------------     --------------
Net interest income                              $       666   $          (1,625)    $         (959)
                                                 ===========   =================     ==============

Noninterest Income

     Other income was $2.1 million for the three months ended September 30, 2000, an increase of $0.7 million from the three months ended September 30, 1999. The following table presents an analysis of noninterest income for the three month periods ended September 30, 2000 and 1999.

Changes in Noninterest Income (All dollar amounts presented in table are in 000's)

                                                         Three months ended September 30,
                                               ------------------------------------------------------
Noninterest Income:                                   2000                  1999            % Change
                                               ------------------    ------------------    ----------
  Mortgage Banking                             $              340    $              583         (41.7%)
  Gain on sales of real estate                                 20                    39         (48.7%)
  Fees and service charges                                  1,275                   974          30.9%
  Loss from joint ventures and partnerships                  (322)                 (806)        (60.0%)
  Other operating income                                      786                   564          39.4%
                                               ------------------    ------------------
      Total noninterest income                 $            2,099    $            1,354          55.0%
                                               ==================    ==================

Other Expenses

     Other expenses of $7.4 million remained unchanged for the three months ended September 30, 2000 as compared to the same period in 1999. The following table presents an analysis of noninterest expense for the three month periods ended September 30, 2000 and 1999.

Changes in Noninterest Expense (All dollar amounts presented in table are in 000's)

                                                                   Three Months Ended September 30,
                                                           ------------------------------------------------
                                                                2000             1999           % Change
                                                           --------------   --------------   --------------
Noninterest Expense:
  Salaries and benefits                                    $        3,853   $        3,613              6.6%
  Occupancy                                                         1,002              966              3.7%
  Federal deposit insurance                                            59              164            (64.0%)
  Real estate                                                         140              203            (31.0%)
  Data processing                                                     421              387              8.8%
  Advertising                                                         299              383            (21.9%)
  Other                                                             1,645            1,692             (2.8%)
                                                           --------------   --------------
     Total noninterest expense                             $        7,419   $        7,408              0.1%
                                                           ==============   ==============

Provision for Income Taxes

     The provision for income taxes of $720,000 for the three months ended September 30, 2000 represents an effective tax rate of 26.2% as compared to 11.6% for the same period last year. Income tax expense for the Corporation is different than the amounts computed by applying the statutory federal income tax rate to income before income taxes as follows:

                                               Three months ended      Fiscal year ended
                                                September 30, 2000       June 30, 2000
                                               -------------------       -------------
                                               (Percentage of income before income taxes)
Income tax expense at federal statutory rate          35.0 %                 35.0 %
Tax-exempt income                                     (0.9)                  (0.6)
State income taxes, net of federal benefit             0.5                    0.2
Executive retirement                                  (2.2)                  (1.5)
Federal tax credits                                   (6.5)                 (13.0)
Other                                                  0.3                   (1.1)
                                               ---------------------------------------
Effective tax rate                                    26.2 %                 19.0 %
                                               ---------------------------------------